polen capital

PO Box 211230, Eagan, MN 55121-9984

VOTE BY MAIL

1. Read the proxy statement.
2. Check the appropriate box(es) on the reverse side of the proxy card.
3. Sign, date and return the proxy card in the envelope provided.

VOTE ONLINE

1. Read the proxy statement and have the proxy card at hand.
2. Go to www.proxyvotenow.com/ddj
3. Follow the simple instructions.

VOTE BY PHONE

1. Read the proxy statement and have the proxy card at hand.
2. Call toll-free **855-379-6846**
3. Follow the simple instructions.

↓ **Please detach at perforation before mailing.** ↓

POLEN DDJ OPPORTUNISTIC HIGH YIELD FUND PROXY
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JULY 5, 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUND

The undersigned shareholder of Polen DDJ Opportunistic High Yield Fund (the "Fund"), a series of ALPS Series Trust (the "Trust"), hereby appoints Lucas Foss, Patrick Rogers and Jennifer Mix, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of beneficial interest of the Fund standing in the name of the undersigned at the close of business on April 11, 2023, at a Special Meeting of Shareholders to be held at the offices of the Fund's transfer agent, ALPS Fund Services, Inc., 1290 Broadway, Suite 1000, Denver, Colorado 80203 at 9:00 a.m. Mountain Time, on Wednesday, July 5, 2023, and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Prospectus/Proxy Statement for the meeting. The undersigned Acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S)
This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable — Sign in the box above

Date ____________________

Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where mor than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

100169-2023

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to be held on July 5, 2023.

The Proxy Statement for this Meeting is available at https://proxyvotinginfo.com/p/ddj2023

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.
PLEASE CAST YOUR VOTE *TODAY!*

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

↓ **Please detach at perforation before mailing.** ↓

This proxy is solicited on behalf of the Board of Trustees of the Fund. It will be voted as specified.
If no specification is made, this proxy shall be voted FOR the proposal.
If any other matters properly come before the Meeting to be voted on, the proxy holders will vote, act and consent on those matters in accordance with the views of management.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL.

TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

	FOR	AGAINST	ABSTAIN
1. To approve an Agreement and Plan of Reorganization, under which the Polen DDJ Opportunistic High Yield Fund, a series of ALPS Series Trust, will be reorganized as the Polen Opportunistic High Yield Fund, a newly created series of FundVantage Trust; and	☐	☐	☐

To transact any other business that may properly come before the Meeting or any adjournment thereof in the discretion of the proxies or their substitutes.

YOUR SIGNATURE ON THIS VOTING INSTRUCTION CARD IS REQUIRED FOR YOUR VOTE TO BE COUNTED. IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET. PLEASE BE SURE TO SIGN. DATE. AND RETURN ALL PAGES OF THIS CARD IN THE ENCLOSED ENVELOPE